EXHIBIT 10.25
                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made and entered into as of January 31, 2000 between PORTLAND BREWING COMPANY, an Oregon corporation (the "Company"), and Steve Goebel ("Consultant").

                                    RECITALS:

A. Consultant is a shareholder, officer, and director of Saxer Brewing Company and will be appointed a director of the Company in connection with the Company's purchase of certain assets from Saxer Brewing Company pursuant to an Asset Purchase Agreement between the Company and Saxer Brewing Company; and

B. The Company desires to retain Consultant to provide certain consulting services and Consultant desires to provide such services to the Company upon the terms and conditions described in this Agreement.

                                    AGREEMENT

1. CONSULTING SERVICES. Consultant will advise and consult with the management of the Company concerning such matters related to brand management and marketing as management of the Company may reasonably request. Consultant will comply with the policies, standards, and regulations of the Company as may be established from time to time, and will perform his consulting duties faithfully, intelligently, to the best of his ability, and in the best interests of the Company. The consulting services provided will not amount to more than 60 hours per calendar month and will be provided on dates and at times reasonably convenient to both parties.

2. STATUS OF CONSULTANT. Consultant will act as an independent contractor of the Company, and under no circumstances will Consultant be considered an employee of the Company. CONSULTANT SHALL HAVE NO RIGHT, POWER OR AUTHORITY OF ANY KIND OR NATURE TO BIND THE COMPANY TO ANY CONTRACT OR COMMITMENT, TO INCUR ANY OBLIGATION OR INDEBTEDNESS ON BEHALF OF THE COMPANY, OR OTHERWISE TO ACT FOR OR ON BEHALF OF THE COMPANY IN ANY RESPECT. The Company will not provide any insurance covering Consultant's consulting activities, and Consultant will provide whatever insurance Consultant believes to be necessary under the circumstances to cover his consulting activities. The Company will not withhold any taxes from any consideration paid to Consultant, and Consultant will assume full responsibility for the payment of all federal, state and local taxes or contributions imposed or required under employment insurance, social security, worker's compensation, and income tax laws arising by reason of the performance of Consultant's consulting services. Consultant will defend, indemnify, and hold harmless the Company, and its shareholders, directors, officers, employees, and agents from and against any and all losses, claims, expenses, costs, attorney's fees, demands, damages, suits, judgments, actions and causes of action resulting from or arising out of Consultant's failure to pay or remit such taxes or contributions, but not including any claim or action arising out of or challenging the characterization of Consultant as an independent contractor rather than an employee of the Company.

3. NON-COMPETITION. Consultant covenants and agrees, on behalf of himself and any affiliated business or entity ("Affiliates"), that during the term of this Agreement and so long as Consultant is a director of the Company, Consultant and his Affiliates shall not, in North America:

     (i) sell, produce or market product or render services or advice to any business competitive with the business of the Company, except Consultant and his Affiliates, as a contract brewer, may produce but not market product for The Boston Beer Company or Oregon Beer & Brewing Company, a division of The

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Boston Beer Company or under any other  agreement or  arrangement  which Company may consent to in writing; or

     (ii) directly or indirectly (A) induce or attempt to induce any employee of the Company to leave the employ of the Company, (B) in any way interfere with the relationship between the Company and any employee of the Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Company, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company.

     Nothing in this Agreement, shall prevent or limit Consultant or his Affiliates from selling Saxer Brewing Company's remaining brewery assets as an operating business or otherwise, subject to the Company's right of first refusal to purchase any such assets or business on the same terms and conditions as any other potential purchaser. Any such sale to a party other than the Company shall not be construed to be competitive with the Company for the purposes of this Agreement.

     Consultant agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.


4. CONFIDENTIALITY. In performing services for the Company, Consultant acknowledges that he will receive and have access to confidential information. Consultant agrees not to use or disclose any confidential information except as expressly agreed to by the Company.

5. CONSIDERATION. During the term of this Agreement, the Company will pay to Consultant the sum of $4,500.00 per calendar month, payable on the last day of each calendar month. Consultant will be entitled to receive consideration for his consulting services regardless of the number of hours of services actually provided by Consultant in any given month and regardless of whether the Company requests Consultant to provide any services at all in any given month. The Company will reimburse Consultant for all reasonable expenses necessarily incurred by Consultant in the performance of his consulting services, provided Consultant complies with the reimbursement policies of the Company as may be established from time to time.

6. TERMINATION. This Agreement shall terminate on May 31, 2000, unless extended until June 30, 2000 by the Company. To extend the Agreement to June 30, 2000, the Company shall give Consultant notice to that effect on or before May 10, 2000. This Agreement will terminate immediately upon the death of Consultant.

7. OWNERSHIP OF WORK. All right, title, and interest of every kind and nature whatsoever in and to computer programs, software, firmware, inventions, discoveries, improvements, developments, processes, formulae, methods, techniques, trade secrets, products, and research actually made, developed, or secured by Consultant, or demonstrably anticipated to be made developed, or secured by Consultant in connection with the provision of services under this Agreement, shall be the sole and exclusive property of the Company and shall be disclosed promptly to the Company. All work created pursuant to this Agreement that may be protectable under copyright laws, shall be deemed to be "work made for hire" and will be owned by the Company; and, in any event, Consultant assigns all copyrights in such work to the Company.

8. GENERAL.

     8.1 No Assignment by Consultant. This Agreement is personal to Consultant and Consultant may not assign or delegate any of his rights or obligations under the Agreement without the prior written consent of the Company.

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     8.2 Binding Effect.  Except as otherwise  provided in this Agreement,  this
Agreement   will  be  binding  upon  the  parties  and  their  heirs,   personal
representatives, successors, and assigns, and will inure to their benefit.

     8.3 Amendment. This Agreement may be amended only by a written instrument executed by the party against whom enforcement is sought.

     8.4 Notices. All notices or other communications required or permitted by this Agreement must be in writing and will be deemed to have been duly given when delivered personally to the party for whom such notice was intended, or upon actual receipt if sent by facsimile or delivered by a nationally recognized overnight delivery service, or at the expiration of the third day after the date of deposit if deposited in the United States mail, postage pre-paid, certified or registered, return receipt requested, to the respective parties at the following addresses, or at such other address that a party may specify by notice given to the other parties:

        To Consultant:                   To the Company:

        Steve Goebel                     Portland Brewing Company
        4019 SW Downsview Court          2730 Northwest 31st Avenue
        Portland, OR  97221              Portland, Oregon  97210
                                         Attn: Charles A. Adams

        With a copy to:

        Tonkon Torp, LLP                 Schwabe, Williamson & Wyatt, P.C.
        1600 Pioneer Tower               PacWest Center, Suites 1600-1800
        888 SW Fifth Ave.                1211 SW Fifth Ave.
        Portland OR 97204                Portland, OR  97204
        Attn:  Steven M. Wilker          Attn:  Carmen M. Calzacorta

     8.5  Counterparts.    This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     8.6 Severability. If any provision of this Agreement is deemed to be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement will not be in any way impaired.

     8.7 Further Assurances. The parties agree to execute other documents reasonably necessary to further effect and evidence the terms of this Agreement, as long as the terms and provisions of the other documents are fully consistent with the terms of this Agreement.

     8.8 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

     8.9 Non-waiver. The waiver by any party of a breach or violation of any provision of this Agreement will not operate and may not be construed as a waiver of any other provision or any subsequent breach of the same provision. No waiver will be binding unless executed in writing by the party making the waiver.

     8.10 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Oregon.

     8.11 Attorney's Fees. In the event of litigation arising out of, or in any related to any term set forth in this Agreement, including (without limitation) any proceeding brought under the United States Bankruptcy Code, the losing party will pay to the prevailing party, in addition to any other relief awarded,

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the prevailing party's  reasonable  attorney's fees, costs and expenses incurred at arbitration, at trial, on appeal and on petition for review.

     8.12 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior and contemporaneous negotiations, understandings and agreements, whether written or oral, between the parties with respect to such subject matter.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  COMPANY:
                                  PORTLAND BREWING COMPANY


                                  /s/  CHARLES A. ADAMS
                                  -------------------------------------------
                                  Its:  President and Chief Executive Officer

                                  CONSULTANT:

                                  /s/ STEVE GOEBEL
                                  -------------------------------------------
                                  Steve Goebel